Exhibit 5.0

[Letterhead of Muldoon Murphy Faucette & Aguggia LLP]

March 12, 2004

Board of Directors

Provident Bankshares Corporation

114 East Lexington Street

Baltimore, Maryland 21202

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel for Provident Bankshares Corporation, a Maryland corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) initially filed on January 22, 2004, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of 8,800,000 shares (the “Shares”) of common stock, $1.00 par value per share, of the Company, pursuant to the Agreement and Plan of Reorganization, dated as of November 3, 2003 (the “Agreement”), by and between the Company and Southern Financial Bancorp, Inc., a Virginia corporation (“Southern Financial”).

The Agreement provides for the merger (the “Merger”) of Southern Financial with and into the Company, with the Company as the surviving corporation. The Registration Statement contains a join proxy statement-prospectus to be furnished to the stockholders of the Company and Southern Financial in connection with their consideration of the Merger. In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Articles of Incorporation of the Company, as filed with the State of Maryland; (ii) the amended and restated Bylaws of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Company’s common stock being registered under the Registration Statement; (iv) the Agreement; and (v) the Registration Statement, including the joint proxy statement-prospectus contained therein and the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

Board of Directors

Provident Bankshares Corporation

March 12, 2004

In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Maryland. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the Merger will have become effective. Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Agreement upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the joint proxy statement-prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ MULDOON MURPHY FAUCETTE & AGUGGIA LLP